                                                                   EXHIBIT 10.11

PROPERTY # 499-002

                                  OFFICE LEASE

                                TABLE OF CONTENTS

                                                                            PAGE

      1.    Basic Terms....................................................  1
      2.    Rent...........................................................  3
      3.    Service Charge, Interest.......................................  6
      4.    Security Deposit...............................................  6
      5.    Tenant Finish Improvements.....................................  7
      6.    Delivery of Possession; Adjustment of Term.....................  8
      7.    Use of the Premises............................................ 10
      8.    Utilities and Other Building Services.......................... 12
      9.    Parking........................................................ 15
      10.   Signs.......................................................... 15
      11.   Repairs, Maintenance, Alterations, Improvements
               and Fixtures................................................ 15
      12.   Fire or Other Casualty; Casualty Insurance..................... 17
      13.   General Public Liability, Indemnification and
                Insurance.................................................. 19
      14.   Eminent Domain................................................. 20
      15.   Liens.......................................................... 21
      16.   Rental, Personal Property and Other Taxes...................... 21
      17.   Assignment and Subletting...................................... 22
      18.   Subordination of Lease to Mortgages............................ 22
      19.   Defaults and Remedies.......................................... 23
      20.   Bankruptcy or Insolvency....................................... 25
      21.   Access to Premises............................................. 28
      22.   Surrender of Premises.......................................... 29
      23.   Holding Over................................................... 29
      24.   Quiet Enjoyment................................................ 29
      25.   Notices........................................................ 30
      26.   Miscellaneous General Provisions............................... 30
      27.   Additional Provisions.......................................... 32

      EXHIBIT A         FLOOR PLAN - PREMISES...............................33
      EXHIBIT A-1       FLOOR PLAN - CANCELLATION OPTION SPACE..............34
      EXHIBIT B         LEGAL DESCRIPTION.................................. 35
      EXHIBIT C         RULES AND REGULATIONS.............................. 36
      EXHIBIT D         PLANS AND SPECIFICATIONS........................... 40
      EXHIBIT D-1       BUILDING STANDARD FINISHES......................... 41
      EXHIBIT E         EQUIPMENT/MACHINERY LIST........................... 42
                        ADDENDUM TO LEASE.................................. 43

PROPERTY NO. # 449-002

                                  OFFICE LEASE

      THIS LEASE is entered into and made as of the 23rd day of August, 1993, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, hereinafter called "Landlord", and EKI Incorporated, a Missouri corporation, hereinafter called "Tenant".

                                   WITNESSETH:

      Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the "Premises", to have and to hold the same, with all appurtenances, unto the Tenant for the Term hereinafter specified.

1.    Basic Terms.

      (A)   Address of Landlord:       The Prudential Insurance Company
                                          of America,
                            c/o:       PM Realty Group
                                       1655 Des Peres Road
                                       St. Louis, MO  63105

or such other address as may from time to time be designated by Landlord in writing.

      (B)   Address of Tenant:         EKI Incorporated
                                       1633 Des Peres Road
                                       St. Louis, MO 63131

or such other address as may from time to time be designated by Tenant in writing.

      (C) Premises: Landlord and Tenant hereby stipulate the Premises contains 35,984 usable square feet of space in the area of the Building described below, known as Suite 100, consisting of 29,877 square feet, and Suite 200, consisting of 6,107 square feet, pursuant to BOMA standards as shown on the floor plan attached hereto, marked Exhibit "A" and made a part hereof.

      (D) Building: The building in which the Premises is located, the common address of which is 1633 Des Peres Rd., St. Louis, MO 63131, together with the land, and any parking areas, walkways, landscaped areas and other improvements appurtenant thereto. The legal description of the parcel of real estate on which the Building is situated is attached hereto, marked Exhibit "B" and made a part hereof.

      (E)   Guarantor(s):     None

      (F) Term: The period of time commencing December 1, 1993, (the "Commencement Date") and expiring March 31, 2002, (the "Expiration Date"), subject to adjustment as provided in Paragraph 6 hereof, unless this Lease is sooner terminated as set forth herein.

      (G) Rent: All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to this Lease.

      (H)   Base Rent:  $3,895,268 for the Term, payable as follows:

            1. $413,816 per annum ($34,484.67 per month) for the period from April 1, 1994, through March 31, 1995;

            2. $467,792 per annum ($38,982.67 per month) for the period from April 1, 1995, through March 31, 1997;

            3. $487,583.20 per annum ($40,631,93 per month) for the period from April 1, 1997, through March 31, 1998;

            4. $505,575.20 per annum ($42,131.27 per month) for the period from April 1, 1998, through March 31, 2000; and

            5. $523,567.20 per annum ($43,630.60 per month) for the period from April 1, 2000, through March 31, 2002.

      (I)   Security Deposit:  $34,484.67

      (J)   Tenant's Proportionate Share:  39.7% (35,984 s.f./90,752 s.f.)

      (K)   Permitted Uses:  General Office Use

      (L)   Broker(s):  Turley Martin Company

      (M)   Tenant's Contribution:  $0.00

      (N)   Base Year:  Calendar year 1994

      (O)   Exhibits:     A.  Description of Premises
                          B.  Legal Description of Real Estate
                          C. Rules and Regulations
                          D. Plans and Specifications
2.    Rent.

      (A) Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises the sums set forth at Section 1(H) above, in advance, on or before the first day of each and every month throughout the Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent installment for such first or last fractional month shall be pro-rated accordingly.

      All Rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address set forth at Section 1(A) above or to such other person and/or address Landlord may specify from time to time by written notice given to Tenant.

      (B) Annual Rental Adjustment. In addition to the Base Rent specified in Paragraph l(H) hereof, Tenant shall pay to Landlord as Additional Rent for the Premises a sum equal to Tenant's Proportionate Share, set forth at Section 1(J) above, of the aggregate positive difference between Landlord's Cost of Operation (as hereinafter defined) of the Building for such calendar year and Landlord's Cost of Operation of the Building for the Base Year. Landlord and Tenant agree that no Annual Rental Adjustment, as defined in this paragraph, shall be payable by Tenant during the Base Year. The amount of Tenant's Proportionate Share of Landlord's Cost of Operation of the Building for such calendar year (sometimes hereinafter referred to as the "Annual Rental Adjustment") shall be estimated from time to time by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of the Term and to any change therein. Tenant shall pay each month, at the same time the monthly installment of Base Rent is due, an amount equal to one-twelfth (1/12th) of the estimated Annual Rental Adjustment. Within ninety (90) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing in reasonable detail the actual amount of Landlord's Cost of Operation of the Building for the preceding calendar year and the actual amount of Tenant's Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next-due installment(s) of Base Rent as the case may be, the difference between the actual amount of Tenant's Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, the actual amount of Tenant's Annual Rental Adjustment for such partial year shall be pro-rated accordingly.

      (C) Landlord's Cost of Operation. "Landlord's Cost of Operation" shall mean all of Landlord's direct costs and expenses of operation and maintenance of the Building and the surrounding walks, driveways, parking lot and landscaped areas (within the area described in "Exhibit B") as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, plus all additional direct costs and expenses of operation and maintenance which Landlord determines that it would have paid or incurred if the Building had been one-hundred percent (100%) occupied, including by way of illustration and not limitation: real estate taxes (other than penalties for late payment) including reasonable attorneys' fees and costs for good faith contests thereof; insurance premiums; personal property taxes on personal property used in the Building; water, electrical and other utility charges other than the separately billed electrical and other charges described in Paragraph 8 hereof; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air conditioning system; cleaning services; tools and supplies; landscape maintenance costs; building security services; license and permit fees; building management fees; wages and related employee benefits payable to the on-site employees of Landlord or its building management agent; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not exceeding five (5) years.

      Operating Expenses shall not include any of the following:

      (1) depreciation and amortization on the Building or equipment therein, except as specifically provided herein;

      (2) interest on amortization of mortgages and other debts;

      (3) the cost of tenant improvements made for tenants of the Building, including permit, license and inspection fees;

      (4) brokerage commissions;

      (5) financing or refinancing costs;

      (6) Landlord's costs of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the Base Rent payable under the lease with such tenant;

      (7) costs and expenses incurred in connection with procuring tenants, including lease concessions, lease takeover or rental assumptions and legal fees in connection with lease negotiations;

      (8) attorney's fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any tort liability of Landlord;

      (9) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

      (10) costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance carried by Landlord;

      (11) advertising and promotional expenses; and

      (12) management fees in excess of amounts customarily charged by property managers for comparable Class A Buildings in the St. Louis area.

      If Landlord shall, at any time after the Commencement Date, contract for or install a labor saving device or other equipment intended to improve the operating efficiency of any system within the Building (such as an energy management computer system) then Landlord may, in determining the amount of Tenant's Annual Rental Adjustment, add to Landlord's Cost of Operation of the Building, in each year during the useful life of such installed device or equipment, an amount equal to the annual depreciation or amortization allowance of the cost of such installed device or equipment as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles; provided, however, that the amount of such allowance shall not exceed the annual cost or expense reduction reasonably attributed by Landlord to such installed device or equipment. Tenant or its accountants shall have the right to inspect and copy, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of any such statement, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof.

      If Tenant shall dispute any item or items included in the determination of Landlord's Cost of Operation for a given calendar year, and such dispute is not resolved by the parties hereto within ninety (90) days after the statement for such year was delivered to Tenant, then either party may, within thirty (30) days thereafter, request that such matter be arbitrated. Each party shall select a certified public accountant to render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Cost of Operation of the Building for such year. In the event the arbitrators cannot agree, they shall select a third certified public accountant and the opinion of such arbitrator on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. Arbitration shall be conducted pursuant to the rules of the American Arbitration Association. If Tenant shall not dispute any item or items included in the determination of Landlord's Cost of Operation of the Building for a given calendar year within ninety (90) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

3.    Service Charge, Interest.

      In recognition of the extra costs to Landlord resulting from Tenant's failure to make timely payments thereof, if any installment of Base Rent or additional rent provided for herein, including the Annual Rental Adjustment, or any part thereof, is not paid within five (5) days after its due date, it shall be subject to a service charge of ten percent (10%) of the unpaid amount, or such lesser amount as may be the maximum amount permitted by law. In addition, any such sum not paid within thirty (30) days of its due date shall bear interest at the rate of fifteen percent (15%) per annum or such lesser rate as may be the maximum rate permitted by law, from such due date until paid. Tenant shall be entitled one (1) time during any twelve (12) month period to a period of ten (10) days from written notice of Landlord to cure a monetary default without incurring any service charge.

4.    Security Deposit.

      (A) As security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease, Tenant shall deposit with Landlord, simultaneously with the execution of this Lease, the sum set forth at Section 1(I) above, which sum shall be held by Landlord as a security deposit throughout the term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the security deposit, or the balance thereof then held by Landlord, without interest, to Tenant [within thirty (30) days] after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times throughout the Term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may commingle it with Landlord's other funds.

      (B) In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to its purchaser and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to such purchaser for the return of such deposit. In the event of an assignment of this Lease, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

5.    Tenant Finish Improvements.

      (A) Construction. Landlord shall construct certain tenant finish improvements to the Premises in accordance with the schematic drawings and specifications prepared by Landlord's architect in consultation with Tenant. Such drawings and specifications shall provide for the use of Building Standard materials as designated on Exhibit D-1 hereto. Landlord acknowledges that the Tenant Finish Improvements will provide for (i) raised floor computer room of approximately 3,000 square feet, equipped with one (1) seven (7) ton and one (1) ten (10) ton Leibert air conditioner units and necessary electrical supply, (ii) vinyl wall covering in reception area, conference room, and executive office,
(iii) necessary plumbing and cabinetry in lunch room, and (iv) custom reception desk. It shall be a condition to the effectiveness of this Lease that such drawings and specifications be in form and substance mutually satisfactory to Landlord and Tenant. Upon Landlord's approval of such drawings and specifications, such drawings and specifications shall be attached to and become a part of this Lease. Plans and specifications for such tenant finish improvements (the "Tenant Finish Improvements") shall be prepared by Landlord on the basis of Exhibit "D". If Tenant requests that any changes be made to Exhibit "D" or the plans and specifications prepared therefrom, Tenant shall pay Landlord for all costs and expenses, including architectural and engineering fees, resulting from such changes. No such changes shall be made without the prior written approval of Landlord. The Tenant Finish Improvements shall be completed by a contractor satisfactory to Tenant in its reasonable discretion. The Tenant Finish Improvements shall be constructed by Landlord in a good and workmanlike manner, using appropriate materials and shall be free from material defects.

      (B) Tenant's Contribution. In order to contribute to and reimburse Landlord for all or part of the cost of the Tenant Finish Improvements, Tenant shall pay Landlord as Additional Rent the sum set forth at Section 1(M) above, on or before the Commencement Date or the date upon which Landlord delivers possession of the Premises to Tenant, whichever is earlier.

      (C) Tenant's Right to Inspect. Tenant shall, at all reasonable times and during business hours, have the right to inspect the progress of the construction of the Tenant Finish Improvements by Tenant's representatives, and if Tenant shall give Landlord notice of faulty construction or of any other material deviation from Exhibit D, Landlord agrees to cause its contractors or subcontractors to make the necessary corrections. However, neither the privilege herein granted to Tenant to make such inspections nor the making of such inspections by Tenant, shall operate as a waiver of any right of Tenant to require good and workmanlike construction of the improvements erected in accordance with said plans.

      (D) Access During Construction of Tenant Finish Improvements. Tenant and Tenant's representatives shall have access to the Premises prior to the Commencement Date to install Tenant's equipment, such as telephone and computer equipment, on a schedule mutually satisfactory to Landlord and Tenant, and which will allow Tenant to be completely moved in by the Commencement Date; provided, however, that such work shall not interfere or cause delays with Landlord's construction of the Tenant Finish Improvements. Landlord will cooperate to notify Tenant or Tenant's representative of times during which Tenant can install telephone and computer lines at costs advantageous to Tenant. Tenant agrees that it shall not utilize non-union labor in the performance of such work.

6.    Delivery of Possession; Adjustment of Term.

      (A) Completion and Delivery of Possession. Landlord will deliver possession of the Premises on the Commencement Date, provided that the drawings and specifications to be attached hereto as Exhibit D are completed and approved by Landlord and Tenant no later than August 31, 1993, at which time, Landlord expects that the Tenant Finish improvements will be substantially completed and the Premises ready for occupancy. The Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if: (a) only minor insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, (b) the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises, or otherwise caused in whole or in part by delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Premises are ready for occupancy, a certificate signed by Landlord's architect stating that the Tenant Finish Improvements were substantially competed in accordance with the plans and specifications for such improvements shall be conclusive and binding upon Tenant.

      (B) Early Delivery of Possession. Landlord expects that it will have the Tenant Finish Improvements substantially completed and the Premises ready for occupancy on or before the Commencement Date. If the Premises are ready for occupancy prior to the Commencement Date, Landlord may, at Tenant's request, deliver possession of the Premises to Tenant at such time, and Tenant may then occupy the Premises as a tenant from month-to-month, subject to all of the terms, conditions and covenants of this Lease other than the Term and the obligation to pay rent as provided in Paragraphs 2 and 3 hereof. In such event, Tenant shall pay Base Rent and the Annual Rental Adjustment for the period between such date and the Commencement Date, commencing on the date Landlord delivers possession of the Premises and ending on the Commencement Date.

      (C) Late Delivery of Possession. If Landlord determines that it will be unable substantially to complete the Tenant Finish Improvements and have the Premises ready for occupancy by the Commencement Date, Landlord shall give Tenant written notice to that effect, and thereafter the Commencement Date shall be postponed to the earlier of (i) the date upon which Tenant takes possession of the Premises or (ii) the thirtieth (30th) day after Landlord shall have notified Tenant in writing that the Premises are ready for occupancy. In the event of such postponement, the Term of this Lease shall remain the same, but the Expiration Date shall be extended for the same number of days the Commencement Date was postponed; Tenant's obligation to pay rent shall be postponed for a like number of days, and Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord's delay in delivering possession of the Premises to Tenant. If, on or before the date which is two (2) months prior to the Commencement Date, the contractor retained by Landlord to construct the Tenant Finish Improvements provides notice to Landlord that such contractor will be unable to substantially complete such Tenant Finish Improvements on or before the Commencement Date, Landlord shall endeavor to provide Tenant with notice of late delivery of the Premises on or before the date which is two (2) months prior to the Commencement Date; provided, however, that, in the event of any late delivery of the Premises, Landlord's failure to give such notice shall not be deemed a default by Landlord under this Lease. Notwithstanding anything herein to the contrary, Tenant shall have the right to terminate this Lease at any time after April 1, 1994, if Landlord has not substantially completed construction of the Tenant Finish Improvements, unless Landlord's delay was caused by Tenant's failure to deliver drawings and specifications as required by paragraph 6(A) hereof in time for them to be approved by Landlord on or before August 31, 1993. In order to exercise such right, Tenant must give to Landlord written notice of termination after April 1, 1994, and prior to substantial completion of the Tenant Finish Improvements. Substantial completion of the Tenant Finish Improvements shall be reasonably determined by Landlord's architect in his sole discretion.

      (D) Tenant's Acceptance of the Premises. Upon delivery of possession of the Premises to Tenant as hereinbefore provided, Tenant shall give Landlord a letter signed by an officer or principal of Tenant acknowledging (i) the original or revised Commencement Date and Expiration Date of this Lease, and
(ii) that Tenant has accepted the Premises for occupancy and that the condition of the Premises, including the Tenant Finish Improvements constructed thereon, was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Tenant shall give written notice to Landlord within thirty (30) days after Landlord has delivered possession of the Premises. Landlord shall promptly thereafter correct all such defects. Tenant's letter shall be attached to and made a part of this Lease.

7.    Use of the Premises.

      (A) Specific Use. The Premises shall be occupied and used exclusively for the purposes set forth at Section 1(K) above and for purposes incidental thereto, and shall not be used for any other purpose.

      (B) Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

          (i) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

          (ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises or the Building, any act of waste, including any act which might deface, damage or destroy the Building or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord's opinion, disturb or tend to disturb other tenants occupying leased space in the Building.

          (iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein. Landlord has reviewed Tenant's preliminary plans dated June 11, 1993, for computer room equipment and forms storage, and represents that the Premises can accommodate Tenant's intended uses.

          (iv) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

      (C) Compliance with Laws. Tenant shall conduct its operations so as to comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other government or agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by Tenant's particular use of the Premises or Tenant's negligence. Except as set forth in paragraph 10 of the Addendum, and except as required of Tenant by this paragraph (C), Landlord shall make all repairs and replacements to the Premises required to cause the Premises to comply with laws. Landlord will obtain necessary permits required for Tenant Finish Improvements and Tenant's occupancy, including construction and occupancy permits.

      (D) Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all the tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are set forth on a schedule attached hereto, made a part hereof and marked "Exhibit C". Landlord shall have the right to change such rules and regulations or to make reasonable new rules and regulations from time to time in any manner that it deems necessary or desirable in order to insure the safety, care and cleanliness of the Building and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.

      (E) Compliance with Zoning. It being understood that applicable zoning ordinances and regulations are of public record and that Tenant knows the character of its operation in the Premises, Tenant shall have sole responsibility for its compliance therewith, and Tenant's inability so to comply shall not be cause for Tenant to terminate this Lease.

8.    Utilities and Other Building Services.

      (A) Services to be Provided. Landlord shall furnish Tenant, between the hours of 8:00 a.m. and 6:00 p.m. on Monday through Friday and between 8:00 a.m. and 3:00 p.m. on Saturday of each week except on legal holidays and except as noted below, with the following utilities and other building services to the extent considered by Landlord to be reasonably necessary for Tenant's comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

            (i) Heating, ventilation and air conditioning;

            (ii) Electricity for lighting and operating business machines and equipment in the Premises and the common areas and facilities of the Building (available twenty-four (24) hours a day, subject to interruption due to maintenance, repair, and renovation or remodeling);

            (iii) Water for lavatory and drinking purposes (available twenty-four (24) hours a day, subject to interruption due to maintenance, repair, and renovation or remodeling);

            (iv) Automatic elevator service, where applicable (available twenty-four (24) hours a day, subject to interruption due to maintenance, repair, and renovation or remodeling);

            (v) Cleaning and janitorial service (including the supplying and installing of paper towels, toilet tissue and soap in common washrooms) on Monday through Friday of each week except legal holidays;

            (vi) The washing of exterior windows at intervals established by Landlord;

            (vii) Replacement of all building standard lamps, bulbs, starters and ballasts used in the Premises and common areas of the Building;

            (viii) Cleaning and maintenance of the common areas and facilities of the Building and the walks, driveways, parking lot and landscaped areas adjacent to the Building, including the removal of rubbish and snow; and

            (ix) Repair and maintenance of the Building and certain systems within the Premises to the extent specified in Paragraph 11 hereof.

      (B) Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities greater than that which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 8(D) hereof. Heating and air conditioning during extended business hours will be available by a key switch installed in the Premises and such usage (if accessed) will be monitored and billed monthly by the Building's energy management system.

      If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building's air conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines and equipment typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and rest of the Building, including that which modifies the Building's air conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Paragraph 8(D) hereof.

      Tenant shall not install nor connect any electrical machinery or equipment other than the business machines, personal computers, and equipment typically used for general office use by tenants in office buildings comparable to the Building (a mainframe computer being an example of such atypical electrical equipment) nor any water-cooled machinery or equipment without Landlord's prior written consent. If Landlord determines that the machinery, computers, or equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith or will materially affect utility costs, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to any utility system or other parts of the Building or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary, or to require that such equipment be separately metered, before such equipment may be so installed or connected. The cost of any such metering or modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Paragraph 8(D) hereof. Attached hereto and marked Exhibit E is a list of Tenant's equipment to be installed in computer room, and Landlord has reviewed the list of such equipment and represents that the use of such equipment in the computer room (i) will not require additional machinery or equipment for temperature regulation, except as provided for in the Tenant Finish Improvements provided by Landlord pursuant to Exhibit D; and (ii) will not exceed the load capacity of the Building's electrical system. Landlord shall not require Tenant to make modifications to equipment listed on Exhibit E hereto, in conjunction with the construction of the Tenant Finish Improvements.

      Landlord shall install a separate meter in Tenant's computer room at Landlord's cost and as part of Landlord's Tenant Finish Improvements, and Tenant shall pay to Landlord on a monthly basis, as additional rent, and within ten
(10) days of receipt of Landlord's invoice therefor, the direct costs of utility charges as monitored by such separate meter.

      (C) Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

      (D) Payment for Utilities and Building Services. The cost of additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in Paragraph 8(B) hereof shall be borne by Tenant, who shall be separately billed therefor and who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the next monthly installment of Base Rent and other additional rent is due.

9.    Parking.

      Landlord hereby gives to Tenant, its employees, agents, customers and invitees and in common with other tenants in the Building and to their employees, agents, customers and invitees, the privilege of unallocated parking in the parking lot appurtenant to the Building, subject to the Rules and Regulations from time to time promulgated by Landlord.

10.   Signs.

      Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building or in the Premises and visible from outside, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on the tenant access doors to the Premises.

11.   Repairs, Maintenance, Alterations, Improvements and Fixtures.

      (A) Repair and Maintenance of Building. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Building and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises and other parts of the Building, except that the repair and maintenance of any electrical, plumbing, heating, ventilation and air conditioning components which have been installed in the Premises pursuant to the provisions of Paragraph 8(B) hereof, shall be the responsibility of Tenant. The cost of all repairs required to be made by Landlord shall be borne by Landlord unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

      (B) Repair and Maintenance of Premises. Except as provided in Paragraph 12(A) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair.

      (C) Alterations or Improvements. Tenant shall not make, nor permit to be made, alterations or improvements to the Premises, unless Tenant obtains the prior written consent of Landlord thereto, which consent shall not be unreasonably withheld. If Landlord permits Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify, defend and hold harmless Landlord from and against any mechanic's liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall at Landlord's election, either (i) become a part of the realty and the property of Landlord, and shall not be removed by Tenant, or (ii) be removed by Tenant upon the expiration or earlier termination hereof and any damage caused thereby repaired at Tenants cost and expense. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant's expense.

      (D) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails so to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant's expense.

12.   Fire or Other Casualty; Casualty Insurance.

      (A) Substantial Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 75% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

      (B) Substantial Destruction of the Premises. If the Premises should be substantially destroyed, or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

          (i) If such destruction is not the result of the acts or negligence of Tenant, its employees or agents, Tenant may elect to terminate this Lease or require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty. This option shall be exercised by Tenant by giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the term, upon the same terms, conditions and covenants as are contained herein. If such destruction is the result of the acts or negligence of Tenant, its employees or agents, or if this option is not so exercised by Tenant, Landlord shall then have the right and option, to be exercised within thirty (30) days following the destruction or expiration of Tenant's option period, by giving written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to the casualty. In such event, this Lease shall continue in full force and effect for the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises. If Landlord fails to exercise the last mentioned option, this Lease shall be terminated as of the date of the casualty, to which date rent shall be apportioned and shall thereafter cease.

          (ii) Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right and option to terminate this Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

      (C) Partial Destruction of the Premises. If the Premises should be rendered partially untenantable for the purpose for which they were leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent exceeding 40% of its normal business activity) by fire or other casualty which is not the result of the acts or negligence of Tenant, its employees or agents, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty (180) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

      (D) Casualty Insurance. Landlord shall be responsible for insuring and shall at all times during the term of this Lease carry, at its own expense, such policies of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty as Landlord shall reasonably deem necessary; provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If Tenant's operation or the Tenant Finish Improvements installed by Landlord pursuant to the provisions of Paragraph 5(A) hereof or any alterations or improvements made by Tenant pursuant to the provisions of Paragraph 11(C) hereof are substantially different from the Standard Building Improvements offered by Landlord as of the date hereof and result in an increase in the premiums charged during the Term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent upon being separately billed therefor.

      (E) Waiver of Subrogation. To the extent permitted by applicable policies of insurance, Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to person or property occurring in, on or about or to the Premises, improvements to the Building or personal property within the Building, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph may preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

13.   General Public Liability, Indemnification and Insurance.

      (A) Tenant shall be responsible for, shall insure against, and shall indemnify Landlord, its employees and agents and hold them harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises and Tenant hereby releases Landlord, its employees and agents from any and all liability for the same. Tenant's obligation to indemnify Landlord, its employees and agents hereunder shall include the duty to pay all costs of defense against any claims asserted by reason of such loss, damage or injury, including any judgments, settlements, costs, fees and expenses, and attorneys' fees, incurred in connection therewith.

      (B) Tenant shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with minimum coverages of $1,000,000 for injury to one person in any one accident, $1,000,000 for injuries to more than one person in any one accident and $1,000,000 in property damage per accident, and insuring against any and all liability for which Tenant is responsible hereunder. Such insurance policy or policies shall name Landlord as an insured and shall provide that they may not be cancelled on less than ten (10) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing such insurance. Should Tenant fail to carry such insurance and to furnish Landlord with copies of all such policies after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

      (C) Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities of the Building and the walks, driveways, parking lot and landscaped areas adjacent to the Building.

14.   Eminent Domain.

      If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. Notwithstanding any such repairs, Tenant shall have the use of the number of car parking spaces set forth in paragraph 4 of the Addendum attached hereto and made a part hereof, and if such taking causes a reduction in the number of car parking spaces available to Tenant below such level, Tenant shall have the option of terminating this Lease by giving Landlord notice of its election to do so on or before the date, which is thirty (30) days after Landlord shall have notified Tenant of such taking, which termination shall be effective as of the date such car parking is no longer available to Tenant; provided, however, that such right on the part of Tenant to terminate this Lease by reason of a reduction in the number of car parking spaces shall be nullified if Landlord shall, on or before the sixtieth
(60th) day after the giving of such notice by Tenant advise Tenant in writing of Landlord's intention to forthwith provide and furnish substitute parking facilities either by providing a ground level parking area of comparable quality and contiguous to the remaining parking area or by erecting a parking deck at a location and of a design reasonably satisfactory to Tenant. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

15.   Liens.

      If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof.

16.   Rental, Personal Property and Other Taxes.

      (A) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of, Landlord, Tenant shall reimburse Landlord for the same as additional rent.
 Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefor is finally determined.

      (B) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or

Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

17.   Assignment and Subletting.

      Tenant may not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord. It is agreed that Landlord's consent to such assignment or subletting shall not be unreasonably withheld; provided, however, that it shall not be deemed unreasonable for Landlord to refuse its consent to any proposed assignee or subtenant which is currently a tenant in the Corporate Hill II Building or in active negotiation within the last ninety (90) days for space in the Corporate Hill Buildings, or whose reputation or financial responsibility is unacceptable to Landlord. Any withholding of consent by Landlord hereunder shall specify the reason therefor. The transfer or sale of all or substantially all the assets or a majority of the stock of Tenant shall be deemed an assignment hereunder. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of Rent and the performance and observance of all of the tenant's other obligations under this Lease. No assignment or subletting of the Premises or any part thereof shall be effective or binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting, and Landlord shall have a security interest in all property on the Premises to secure payment of such sums. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease.

18.   Subordination of Lease to Mortgages.

      This Lease is subject and subordinate to any mortgage, deed of trust or similar encumbrance presently existing or hereafter voluntarily placed upon the Building or the Premises, including any renewals, extensions or modifications thereof; and the recording of any such mortgage, deed of trust or similar encumbrance shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails to refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.

19.   Defaults and Remedies.

      (A) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

          (i) Tenant shall fail to pay any monthly installment of Base Rent or Additional Rent or the Annual Rental Adjustment within ten (10) days after the same shall be due and payable.

          (ii) Tenant shall fail to perform or observe any other term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of ten (10) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such ten-day period, such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently undertakes to complete the same.

      (B) Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 19(A) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

          (i) Landlord may apply the security deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

          (ii) Landlord may terminate this Lease as of the date of such default, in which event: (a) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (b) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (c) Tenant shall be liable for all loss or damage which Landlord may sustain by reason of such termination and re-entry. In addition, Landlord may re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the Premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and reletting, it being expressly understood and agreed that the liabilities and remedies specified above shall survive the termination of this Lease. Any agreement for an extension of the Term of this Lease or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant's right to any further extension shall be thereby automatically cancelled. Any such right of termination of Landlord contained herein shall continue during the Term of this Lease and any subsequent extension hereof.

          (iii) Notwithstanding the termination of this Lease, Landlord may declare all rents which would have been due under this Lease for the balance of the Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord.

          (iv) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

      (C) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions.
 No waiver of any default and breach of this Lease shall be held to be a waiver of any other default or breach. The receipt of Rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

      (D) Payments Deemed Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, [whether or not such payments are denominated "Rent" or "Additional Rent" and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in Paragraph 19(A) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay Rent. Tenant's obligation to pay any such Rent or Additional Rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

      (E) Attorney's Fees. In the event Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney or collection agency, Tenant agrees to reimburse Landlord for the attorney's or collection agent's fees incurred thereby, whether or not suit is actually filed.

20. Bankruptcy or Insolvency. It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

          (i) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (ii) and (iv) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty
(60) days after such filing or order, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

          (ii) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

            (a) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (ii), that:

                  (1) It will cure all monetary defaults under this Lease within ten (10) days from the date of assumption; and

                  (2) It will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.

            (b) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

            (c) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

                  (1) From and after the date of assumption of this Lease, it shall pay all monetary obligations, including the Base and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

                  (2) It shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three months' Base Rent and other monetary charges accruing under this Lease;

                  (3) If not otherwise required by the terms of this Lease, it shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth of Tenant's annual tax, escalation and other obligations under this Lease; and

                  (4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

            (d) For purposes of this subparagraph (ii), "adequate assurance" means that:

                  (1) Landlord determines that the Tenant, the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

                  (2) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the Tenant, the trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

     (iii) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (ii) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the tenant's rights under it, by giving written notice of Landlord's election so to terminate.

     (iv) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (i) or (ii) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (iv), of all of the terms, covenants, and conditions of this Lease.

            (a) For the purposes of this Subparagraph (iv), "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                  (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

                  (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of creditworthiness; and

                  (3) Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

     (v) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

     (vi) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

21.   Access to Premises.

      Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, nor entitle Tenant to any abatement of rent therefor.

22.   Surrender of Premises.

      Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense.

23.   Holding Over.

      In the event Tenant remains in possession of the Premises or any part thereof without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed, at Landlord's election, either to hold the Premises as a tenant at will or to have extended this Lease for one year, in either case subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord such rent as Landlord shall then specify, or in the absence of such specification, twice the sum of last current Base Rent plus Additional Rent, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

24.   Quiet Enjoyment.

      Except as provided in Paragraph 23 hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

25.   Notices.

      Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and delivered in person or mailed by overnight or Registered mail, postage prepaid, to the party who is to receive such notice, demand or request at the addresses set forth at Section 1(A) or (B) above, as applicable, or at such other address as Landlord or Tenant may specify from time to time by written notice. Such notice, demand or request shall be deemed to have been given as of the date it was so delivered or mailed.

26.   Miscellaneous General Provisions.

      (A) Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated for income tax purposes by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable for income tax purposes to any abatement period.

      (B) Estoppel Letters. Tenant shall, within ten (10) days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

      (C) Memorandum of Lease. If requested by either party, a Memorandum of Lease, containing the information required by applicable law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the Recorder in the county in which the Premises is located.

      (D) Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the state in which the Premises is located.

      (E) Entire Agreement. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

      (F) Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

      (G) Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

      (H) No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

      (I) Headings, Gender, etc. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

      (J) Waiver of Jury. To the extent permitted by law and applicable policies of insurance, each party hereto hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

      (K) Post-Default Payment. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Demised Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

      (L) Waiver of Defaults. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no waiver shall affect any default other than the default specified in the waiver and that only for the time and to the extent therein stated.

      (M) No Option. Submission of this instrument for examination does not constitute a reservation of or option for the Demised Premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      (N) Brokerage. Tenant represents and warrants that Tenant has dealt directly with and only with the individuals and/or firms set forth at Section 1(L) above as broker or brokers in connection with this Lease, and that insofar as Tenant knows no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord, its successors and assigns and their respective agents and employees, harmless from all claims of any other broker or brokers in connection with this

Lease.

27. Additional Provisions: Additional provisions of this Lease, if any, are set forth in Paragraphs one (1) through ten (10) of the Addendum to Lease attached hereto and made a part hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    THE PRUDENTIAL INSURANCE COMPANY
                                    OF AMERICA, a New Jersey corporation

                                    By: PM Realty Group, Inc., its
                                        Managing Agent

Date:                               By:
      -----------------------          -----------------------------------------

Time:
      -----------------------

                                    TENANT:

                                    EKI INCORPORATED

Date:                               By:
      -----------------------          -----------------------------------------
                                       Thomas P. Laffer, President

Time:
      -----------------------

                                   EXHIBIT A

                              FLOOR PLAN - PREMISES

                              [FLOOR PLAN OMITTED]

                                   EXHIBIT A-1

                     FLOOR PLAN - CANCELLATION OPTION SPACE

                              [FLOOR PLAN OMITTED]

                                    EXHIBIT B

                                LEGAL DESCRIPTION

A tract of land being Lot B of "Corporate Hill", a subdivision according to the plat thereof recorded as Daily No. 51 on July 7, 1981 in the St. Louis County Records in Section 27, Township 45 North - Range 5 East, St. Louis County, Missouri, and being more particularly described as:

Beginning at a point in the West line of said Section 27; said point being also the Southwest corner of said Lot B of "Corporate Hill; thence Northwardly along the West line of said Lot B North 00 degrees 39 minutes 03 seconds East 404.00 feet to the Northwest corner thereof; then Eastwardly along the North line of said Lot B South 89 degrees 20 minutes 57 seconds East 414.83 feet to a point in the West line of Interstate Highway 270; thence Southwardly along the said West line of Interstate Highway 270 South 08 degrees 56 minutes 37 seconds East
309.27 feet and South 09 degrees 17 minutes 28 seconds West 91.09 feet to the Southeast corner of said Lot B; said point being also the Northeast corner Lot C of said "Corporate Hill"; thence along the line dividing said Lot B and Lot C of "Corporate Hill" the following courses and distances: North 89 degrees 20 minutes 57 seconds West 192.69 feet, North 00 degrees 39 minutes 03 seconds East
27.00 feet, North 89 degrees 20 minutes 57 seconds West 224.00 feet, South 00 degrees 39 minutes 03 seconds West 36.00 feet, and North 89 degrees 20 minutes 57 seconds West 36.00 feet to the point of beginning and containing 3.903 acres according to calculations by Volz Engineering & Surveying, Inc. on December 21, 1987.

                                    EXHIBIT C

                              Rules and Regulations


1. Tenant will refer to Landlord all contractors, contractor's representatives and installation technicians rendering any service for Tenant for Landlord's supervision and/or written approval before performance of any such contractual services. This shall apply to all work performed in the Building, including, without limitation: (1) installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment of any other physical portion of the building, (2) painting or drilling (3) boring, cutting, or stringing of wires.

2. The work of the janitor or cleaning personnel shall not be hindered by tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any such time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.

3. Movement in or out of the Building of fixtures or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires movement through the Building entrance or lobby, shall be restricted to the hours designated by Landlord and in a manner to be approved by Landlord. Such approval by Landlord shall include its determination, decision, and control of time, method and routing of equipment and furniture, together with any limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Any hand trucks, carryalls, or similar appliance used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. Tenant expressly assumes all risk of damage to the Property and to any and all articles so moved, as well as injury to any person or persons or to the public engaged or not engaged in such movement. Landlord shall not be liable for the act or acts of any person or persons so engaged or for any damage or loss to any property of persons resulting directly or indirectly from any act in connection with service performed by or for Tenant.

4. Tenant shall not place, install or operate on the Property any engine, stove, or machinery, or conduct mechanical operations or cook therein, or place or use in or about the demised premises any explosives, gasoline, kerosine, oil, acids, caustics, or any other flammable, explosives, hazardous or odorous material without the prior written consent of Landlord.

      If consent is granted, Tenant will be required to furnish approved fire extinguishers and have them inspected and approved by the proper local authorities on an annual basis. No portion of the leased premises shall at any time be used for cooking, sleeping or lodging quarters.

5. Landlord will not be responsible for any lost or stolen personal property equipment, money or jewelry, from any of the Property or any public areas regardless of whether such loss occurs when the area is locked against entry or not.

6. Tenant, or the employees, agents, servants, visitors, or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the premises, or in the corridors or passageways of any portion of the Property. No birds, animals, bicycles or vehicles shall be brought into or kept in or about the building.

7. Landlord may permit entrance to Tenant's offices by use of passkeys controlled by Landlord's agents, employees, contractors or service personnel supervised or employed by Landlord. No additional locks or similar devices shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained. Twenty-five (25) keys and twenty-five (25) security cards will be furnished by Landlord for the Leased Property, and any additional key required must be obtained from Landlord. A charge will be made for each additional key or security card furnished. All keys and security cards shall be surrendered to Landlord upon termination of tenancy.

8. None of the entries, passages, doors, hallways, or stairways shall be blocked or obstructed by Tenant.

9. All Christmas and other temporary or special decorations must be flame retardant and removed within seven (7) days.

10. Tenant shall provide Landlord a list of all people authorized entrance into the Building after hours (6:00 p.m. to 8:00 a.m., Monday through Friday, and 24 hours a day on weekends and holidays).

11. Tenant shall notify management office of any furniture or equipment removed from the Building after hours. Description and serial numbers must be included on the stationery (letterhead) of Tenant.

12. Names to be placed on or removed from directories should be furnished to the management office in writing on Tenant's letterhead.

13. Any additional services not required by Lease to be performed by Landlord which Tenant requests Landlord to perform and which are performed by Landlord shall be billed to Tenant at Landlord's cost plus fifteen percent (15%).

14. Canvassing, soliciting or peddling on or about any portion of the Property is prohibited and Tenant shall cooperate to prevent same.

15. Tenant shall give immediate notice to the Property Manager in case of accidents in the demised premises or any portion of the Property or of defects therein or in any fixtures or equipment, or of any other type of emergency on or about the Property.

16. Any requirements of Tenant will be attended to only upon application at the office of the Property Manager. Employees of the Property shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Property Manager.

17. Tenant shall not make or permit any loud or improper noises on or about the Property or otherwise interfere in any way with other tenants or persons having business with them.

18. For the purposes of the lease, holidays shall be deemed to mean and include the following:

      a.    New Years Day
      b.    July 4th
      c.    Labor Day
      d.    Thanksgiving Day
      e.    Christmas Day

19. Tenant shall not place anything or allow anything to be placed on or near the glass of any window, door, partitions, or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering on all exterior windows.

20. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule be borne by the Tenant who, or whose employees or invitees shall have caused it.

21. Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of Landlord is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

22. Vending machine or machines of any description may be installed, maintained or operated upon the Premises solely for the use of Tenant's employees.

23. Without written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

24. Landlord shall have the right to control and operate the public portions of the Property the public facilities, and heating and air-conditioning as well as facilities for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

25. Landlord reserves the right at any time to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its sole judgement shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the attached garage, the operation thereof, the preservation of good order therein and the protection and comfort of the other Tenants in the building and their agents, employees and invitees, which Rules and Regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed. Landlord shall use its reasonable best efforts to consistently apply the rules and regulations set forth herein with respect to all tenants of the Building.

26. Tenant shall fully cooperate and participate in all evacuation, fire safety and related emergency or security procedures established from time to time by Landlord.

                                    EXHIBIT D

                            Plans and Specifications

                       [PLANS AND SPECIFICATIONS OMITTED]

                                   EXHIBIT D-1

                           BUILDING STANDARD FINISHES

      Landlord will construct the Premises based upon the Exhibit D floor plan utilizing Building Standard materials, including the following:

Drywall Partitioning:

1/2" drywall on metal studs (finished both sides) per Exhibit D. Walls to be painted both sides and to have 4" cove resilient vinyl base.

Interior Doors:

3'0" x 6'8" x 1 3/4" solid-core, plain sliced red oak, prehung door, complete with painted hollow metal frame and finish hardware per Exhibit D.

Exterior Doors:

3'0" x 7'10" x 1 3/4" solid core, plain sliced red oak, prehung door, complete with painted hollow metal frame with lockset.

Carpeting:

All tenant areas to be fully carpeted with 28 oz. level loop pile, or 30 oz. cut pile carpeting throughout, direct glue down. Color selection by Tenant from samples provided by Landlord.

Ceiling:

Ceiling to be suspended acoustical system with 2' x 4' lay-in panels. Landlord to clean and repair existing ceiling.

Window Treatment:

All exterior windows shall have furnished and installed 1" Levolor Riviera blinds.

Electrical:

Receptacles - Refer to Exhibit D.

Lighting:

Provided by 2' x 4' fluorescent parabolic ceiling fixtures to provide 70' candle power at desk height.

Heating, Ventilating and Air Conditioning:

Provided by roof-mounted, electric-fired units through a variable air volume system. Landlord to install one (1) thermostat controlled variable air volume unit for each 1,000 square feet of leased area. HVAC to be reworked to conform to Tenant's layout.

                                    EXHIBIT E

                            Equipment/Machinery List

15)   S280 Computers with Disk & Tape Drive (Data General)
3)    Data Products Printers
1)    Data Printer
4)    Fujitsu Printers
2)    Centronics Printers
1)    IBM P.C.
16)   WYSE 60/50 Terminals
7)    IBM 4381 Computer
6)    Tape Drives 4670
2)    3480 IBM Cartridge Tape Drives
1)    3880R Disk Drive
1)    Floppy Disk Reader
2)    3262 Line Printers
1)    6100 Storage Tech Siemens
1)    2140 Siemens
1)    4090 Xerox
2)    9790 Xerox
1)    4135 Xerox
2)    9790 Xerox
2)    3280 Data General Systems

                                ADDENDUM TO LEASE

Attached to and made part of Lease dated August 26, 1993, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Landlord, and EKI Incorporated, as Tenant.

1.    Option to Extend.

      (A) Provided Tenant is not in default hereunder, and has performed all of the covenants and obligations of Tenant under this Lease, Tenant shall have the option to extend the Term of this Lease for one (1) period of five (5) years (the "Extension Period") upon the same terms and conditions, except as herein set forth.

      (B) Tenant shall exercise this Option only by so notifying Landlord in writing not later than March 31, 2001. Base Rent for the Extension Period shall be the Fair Market Rental Rate (hereafter "FMRR").

      FMRR shall mean the annual rental rate then being charged by similar buildings in the area for improved space comparable to the Premises for leases commencing on or about the time of the applicable extension or option period, taking into consideration use, location and floor level within the applicable Building, the location, quality, age and reputation of the building, the definition of rentable area or net rentable area, as the case may be, with respect to which such rental rates are computed, abatements, lease assumptions or take-overs, moving expenses, the term of the lease under consideration and the extent of services provided thereunder, applicable distinctions between "gross" leases and "net" leases, base year figures for escalation purposes, other adjustments (including by way of indexes) to base rental, and any other relevant term or condition in making such evaluation.

      (C) Within thirty (30) days after receipt of notice of exercise of this option from Tenant, Landlord shall advise Tenant in writing of the FMRR for the Extension Period, together with supporting data. Within sixty (60) days after receipt of Landlord's written notice of the FMRR, Tenant shall, by written notice to Landlord, either (i) accept the FMRR rate proposed by Landlord, or
(ii) propose a different FMRR, together with supporting data.

      If the parties are unable to agree on a FMRR within thirty (30) days after Tenant's proposal of a different FMRR, then Tenant may revoke the exercise of the Option, or if both parties agree, each party shall, within five (5) business days, select a real estate broker registered in the State of Missouri, and the two brokers so selected shall, within five (5) business days, select a third broker holding the same qualifications. All individuals selected shall have at least two (2) years experience in the St. Louis suburban office market. The three (3) brokers shall, within ten (10) days of the selection of the third broker, determine the FMRR for the Extension Period, and provide the parties with written notification thereof. If the three (3) brokers are unable to agree on a FMRR, then the two (2) FMRR's that are closest in amount shall be averaged to determine the FMRR. The parties shall share equally in the expense of retaining the brokers.

      (D) It is understood and agreed that this Option to Extend is personal to Tenant and in the event of any assignment or subleasing of any or all of the Premises to anyone other than an Affiliate, said Option shall be null and void.

      (E) In the event Tenant fails to timely exercise the Option pursuant to Section B above, or to make an election pursuant to Section C above, within the time provided, then the Option hereby granted shall automatically terminate and shall thereafter be null and void.

2. Expansion Option. Provided that: (i) the Lease is in full force and effect; and (ii) Tenant is not in default under the Lease, during the period commencing on the Commencement Date and ending on the date twelve full calendar months thereafter, Tenant shall have the option (the "Expansion Option") to lease the space (the "Expansion Area") on the second floor of the Building as shown on Exhibit A. Landlord and Tenant hereby stipulate that the Expansion Area contains 2,652 square feet of usable space. In order to exercise the Expansion Option, Tenant must give Landlord written notice of the Tenant's election to lease the Expansion Area, said notice to be given not more than nine (9) months after the Commencement Date. Following the delivery of such notice, Tenant and Landlord agree to enter into an amendment to this Lease to document Tenant's exercise of the Expansion Option. No failure or delay by either party to execute such an amendment to this Lease shall be construed to mean that the Expansion Area is not a part of the Premises, it being mutually understood and agreed that, upon Tenant's timely, valid and proper exercise of the Expansion Option in accordance with this Section, such Expansion Area shall constitute a part of the Premises and Landlord and Tenant shall be bound by all of the terms and provisions of this Lease as modified to include the Expansion Area, including an appropriate increase in Tenant's Proportionate Share. The Landlord shall construct certain tenant improvements to the Expansion Area in accordance with plans and specifications prepared by Landlord and mutually agreed upon by both parties. Landlord shall contribute up to $13.00 multiplied by the square footage of the Expansion Area for all or part of the cost of the Tenant Finish Improvements, and Tenant shall pay Landlord as Additional Rent any construction costs in excess of such amount on or before the date specified for the commencement of the Tenant's occupation of the Expansion Area or the date which Landlord delivers possession of the Expansion Area to Tenant, whichever is earlier. In the event the construction costs are less than such amount, then Tenant shall receive a credit against the next month's Rent due (on a dollar-for-dollar basis) of the amount of such savings. On the date specified for the commencement of Tenant's proposed occupancy of the Expansion Area, the Base Rent payable by Tenant shall increase as follows:

      April 1, 1994 - March 31, 1995:           $11.50 per square foot
      April 1, 1995 - March 31, 1997:           $13.00 per square foot
      April 1, 1997 - March 31, 1998:           $13.55 per square foot
      April 1, 1998 - March 31, 2000:           $14.05 per square foot
      April 1, 2000 - March 31, 2002:           $14.55 per square foot

3. Moving Allowance. The Landlord shall provide Tenant a moving allowance of Sixty-Two Thousand and 00/100 Dollars ($62,000.00), payable within thirty (30) days of the Commencement Date of this Lease.

4. Parking. Tenant shall be provided with parking spaces for its use as follows:

      (a) Upon the Commencement Date, Tenant shall be provided with one hundred seventy (170) car parking spaces, twelve (12) of which shall be covered parking spaces in the Building garage;

      (b) For each 1,000 square feet of leased area in the Expansion Area leased by Tenant and becoming part of the Premises pursuant to the Expansion Option set forth above, Tenant shall be provided with six (6) car parking spaces; and

      (c) For each 1,000 square feet of additional area leased by Tenant in the Building and becoming a part of the Premises other than pursuant to the Expansion Option, Tenant shall be provided with four (4) car parking spaces.

      Such parking shall be provided on an unallocated basis within the Building parking lot (or in the Building garage as set forth below). If the required parking cannot be provided for Tenant to the reasonable satisfaction of Tenant on an unallocated basis, the Tenant shall have the option to require Landlord from time-to-time to assign a portion of Tenant's parking in designated spaces in the adjacent parking lots of Corporate Hill I, III, or IV, which spaces shall be clearly marked to Tenant's reasonable satisfaction. Landlord shall have no obligation to monitor the use of any such designated spaces and Tenant shall have no right to move or otherwise disturb cars parked in such spaces. Landlord shall not substantially change the parking around the Building so as to impair Tenant's use of the loading dock as presently situated.

      As part of the additional parking provided to Tenant upon expansion of the Premises, for every 3,000 square feet of leased area added to the Premises, one
(1) of the car parking spaces to be provided Tenant pursuant to this section shall be a covered parking space in the Building garage provided on an unallocated basis at no charge. As part of the parking spaces provided to Tenant pursuant to this section, Landlord agrees to designate five (5) parking spaces on the north side of the Building entrance for the exclusive use of Tenant's home workers. Landlord shall have no obligation to monitor the use of any such designated spaces and Tenant shall have no right to move or otherwise disturb cars parked in such spaces.

5. Right of First Offer. Provided that: (i) the Lease is in full force and effect; and (ii) Tenant is not in default under the Lease; Tenant shall have the first opportunity to lease such other space in the Building as becomes available for leasing during the term of this Lease (the "First Opportunity"), at a rental rate equal to the Fair Market Rent and, except with respect to the rental rate, upon the terms and conditions set forth in this Lease. The Landlord shall contribute for tenant improvements with respect to space leased in the Building pursuant to the First Opportunity in an amount not to exceed $0.13 per square foot of usable space to be leased multiplied by the number of months remaining in the initial term of this Lease from the date Landlord is scheduled to deliver possession of such space. Tenant shall pay to Landlord as additional Rent any construction costs in excess of Landlord's contribution on or before the date specified for the commencement of Tenant's occupancy of the First Opportunity area or the date which Landlord delivers possession of the First Opportunity area to Tenant, whichever is sooner. In the event the construction costs are less than Landlord's contribution, then Tenant shall receive a credit of such savings on a dollar-for-dollar basis against the next month's Rent due.

      Upon notification in writing by Landlord that such space is available, Tenant shall have ten (10) days in which to elect in writing to lease such space, in which event the lease for same shall commence not more than thirty
(30) days after such space becomes vacant and shall be coterminous with this Lease.

      In the event Tenant declines or fails to elect so to lease such space, then the First Opportunity hereby granted shall automatically terminate and shall thereafter be null and void with respect to such space.

      It is understood that this First Opportunity shall not be construed to prevent any tenant in the Building from extending or renewing its lease.

      The First Opportunity hereby granted is personal to Tenant and is not transferable; in the event of any assignment or subletting under this Lease, this First Opportunity shall automatically terminate and shall thereafter be null and void.

6. Cancellation Option. Provided that: (i) This Lease is in full force and effect; and (ii) Tenant is not in default under this Lease; on each of March 31, 1999, March 31, 2000, and March 31, 2001, each such date being hereinafter referred to as a "Cancellation Date", Tenant shall have the right to vacate and surrender to Landlord that portion of the Premises containing approximately 6,107 square feet of usable space on the second floor of the Building as outlined on Exhibit A-1 attached hereto.

      In order to exercise such cancellation option, the Tenant must give the Landlord written notice of the Tenant's election to vacate and surrender such portion of the Premises, said notice to be given not less than eight (8) calendar months prior to the applicable Cancellation Date. Said cancellation notice must be accompanied by a bank cashier's check in an amount equal to the cancellation fee set forth below:

      Date of Cancellation                Cancellation Penalty
      March 31, 1999                      $60,000.00
      March 31, 2000                      $40,000.00
      March 31, 2001                      $20,000.00

7. Sign. Tenant shall be permitted at Tenant's cost, subject to Landlord's consent, not to be unreasonably withheld or delayed, to erect a sign of a type selected by Tenant, subject to compliance with the procedures and regulations of St. Louis County. Tenant shall remove such sign and restore the surface in a workmanlike manner, reasonable wear and tear excepted, at its expense upon termination of this Lease.

8. Environmental. Landlord will provide Tenant with a copy of the most recent Phase I environmental assessment prepared on behalf of the Landlord with respect to the Building, which environmental assessment is dated May 1987, and was prepared by BCM Converse, Inc. (the "Environmental Assessment"). Tenant shall not rely on and Tenant hereby represents to Landlord that it has not relied on the Environmental Assessment. Landlord makes no representations or warranties whatsoever to Tenant regarding: (i) the Environmental Assessment (including without limitation, the contents and/or accuracy thereof), and (ii) the presence, location or scope of any hazardous materials or chemicals in, at, or under the Premises and/or the Building.

9. Subordination of Lease. The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to the lien of any mortgage or mortgages now or hereafter in force against such leases and/or the Building, and to all advances made or hereafter to be made upon the security thereof. With respect to any future mortgages or deeds of trust created by Landlord, such subordination shall be effective only upon Landlord delivering to Tenant a Non-Disturbance Agreement from the holder of the mortgage or deeds of trust, whereby the holder agrees not to disturb Tenant's possession under this Lease and agrees to recognize this Lease and all rights of Tenant under this Lease, so long as Tenant is not in default herein. There are no mortgages or ground leases on the Building as of the date of Landlord's execution of this Lease. Tenant hereby covenants and agrees to execute any and all documents as may be necessary to effectuate the subordination provisions hereof.

10. American Disabilities Act. Landlord agrees to defend, indemnify and save harmless Tenant (and Tenant's officers, directors, agents and employees) from and against any and all causes of action, liability, judgments, damages, costs and expenses (including reasonable attorney's fees) arising from any claim against Tenant or Landlord alleging noncompliance with requirements of Title III of the Americans with Disabilities Act concerning access, use and/or enjoyment of the common areas in the Building by persons with disabilities, including but not limited to employees of the Tenant.

      Tenant agrees to defend, indemnify and save harmless Landlord (and Landlord's officers, directors, agents and employees) from and against any and all causes of action, liability, judgments, damages, costs and expenses (including reasonable attorney's fees) arising from any claim against Landlord or Tenant alleging noncompliance with requirements of Title III and Title I of the Americans with Disabilities Act concerning access, use and/or enjoyment of the Premises by persons with disabilities, including but not limited to employees of the Landlord.

PROPERTY #PR499-002

                               SECOND AMENDMENT
                 TO LEASE DATED AUGUST 26, 1993 BY AND BETWEEN
           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, AS LANDLORD
                        AND EKI INCORPORATED, AS TENANT

     THIS AMENDMENT TO LEASE, entered into and made as of the 30th day of November, 1994, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as Landlord and EKI INCORPORATED, a Missouri corporation, as Tenant.

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant have heretofore entered into a certain lease, dated August 26, 1993, as amended by that certain First Amendment dated December 15, 1993 (the "Lease"), of certain space at 1633 Des Peres Road, St. Louis, Missouri, known as Suite 100 and Suite 200 (the "Premises"), upon terms and conditions described in said Lease; and

     WHEREAS, words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein; and

     WHEREAS, Landlord and Tenant desire to amend said Lease as described below;

     NOW THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

     1. Effective as of the date hereof, the space leased and demised by the Lease and described in Section 1(C) of the Lease shall be increased by adding thereto the Expansion Area. Such additional space shall be used for the same purposes as the original Premises described in the Lease, and for no other use or purpose whatsoever without the express prior written consent of the Landlord. The Expansion Area will hereafter constitute part of the Premises, and will be subject to all the conditions agreed to for the Premises, as provided in the Lease (including without limitation the Addendum). Effective as of the date hereof, and continuing thereafter through the end of the term of the Lease, such additional space shall constitute a part of the Premises.

     2. Tenant and Landlord hereby stipulate that the Expansion Area contains 2,652 square feet of usable space.

     3. Effective January 1, 1995, or, if earlier, the date upon which Landlord delivers possession of the Expansion Area to Tenant, Tenant's Proportionate Share, as set forth in Section 1(J) of the Lease is hereby amended to be 43.3% (39,259/90,752).

     4. Effective January 1, 1995, or, if earlier, the date upon which Landlord delivers possession of the Expansion Area to Tenant, Section 1(H) of the Lease is hereby amended in its entirety to read as follows:

     Base Rent:     is payable as follows:

          1. $453,869.75 per annum ($37,822.48 per month) for the period from the date upon which Landlord delivers possession of the Expansion Area to Tenant (if earlier that January 1, 1995) through December 31, 1994;

          2. $30,498.00 per annum ($2,541.50 per month) for the period from January 1, 1995 through January 31, 1995;

          3. $453,869.75 per annum ($37,822.48 per month) for the period from February 1, 1995 through April 30, 1995;

          4.   $512,758.25 per annum ($42,729.85 per month) for
specification attached to this Second Amendment as Exhibit A, which plans and specification were prepared by Landlord and mutually agreed to by both parties. No changes shall be made to such plans and specifications without the prior written approval of Landlord. The Expansion Improvements shall be completed by Landlord's contractor.

      In accordance with the provisions of paragraph 2 of the Addendum to the Lease, Landlord shall contribute up to $34,476 for all or part of the cost of the Expansion Improvements. Tenant shall pay Landlord as Additional Rent any construction costs in excess of such amount on or before January 1, 1995 or the date upon which Landlord delivers possession of the Expansion Area to Tenant, whichever is earlier (together with any costs, charges or expenses incurred by Landlord subsequent to such date). In the event the construction costs are less than such amount, then Tenant shall receive a credit against the next month's Rent due (on a dollar-for-dollar basis) of the amount of such savings.

      Landlord will use its best reasonable efforts to complete the Expansion Improvements on or before January 1, 1995. Notwithstanding the foregoing, in no event will Landlord be liable to Tenant, or any other person, for any delay in the completion of the Expansion Improvements.

      6. In accordance with the provisions of paragraph 4(b) of the Addendum to the Lease, on January 1, 1995, or if earlier, the date upon which Landlord delivers possession of the Expansion Area to Tenant, Tenant shall be provided with twelve (12) additional unallocated car parking spaces, subject in all respects to the terms and conditions of paragraph 4 of the Addendum to the Lease.

      7. Tenant represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction other than PM Realty Group, Inc. and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this transaction. The provisions of this paragraph shall survive termination of the Lease.

      Except as is hereinabove set forth, all terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

TENANT:                                   LANDLORD:

EKI INCORPORATED, a Missouri              THE PRUDENTIAL INSURANCE
corporation                               COMPANY OF AMERICA, a New Jersey
                                          corporation

By:                                       By:   PM Realty Group, Inc.
   -----------------------------------          its Managing Agent
      its
                                                By
                                                  ------------------------------
                                                  its